Exhibit 99.1

To the Board of Directors and Stockholders
Wildcat Mining Corporation
(An Exploration Stage Company)
Sarasota, Florida

We have audited the accompanying balance sheets of Wildcat Mining Corporation (an exploration stage company) (the “Company”) as of February 28, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended and for the period from inception (October 5, 2005) to February 28, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2011 and 2010, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit as of February 28, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

August 29, 2011,
except for the retrospective application of the reverse stock split as described in Note 12 to the financial statements, as to which the date is
October 6, 2011.

Wildcat Mining Corporation
(An Exploration Stage Company)
Balance Sheets

	February 28,	February 28,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$5,037	$1,171
Total current assets	5,037	1,171

Mining properties and rights	776,954	111,496
Property and equipment, net of accumulated depreciation of $118,265 and $105,954, respectively	61,923	50,880
Deposit for reclamation bonds	204,562	94,442
Total assets	$1,048,476	$257,989

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$718,981	$232,741
Accrued liabilities	128,868	9,074
Advance royalties payable	7,392	17,054
Note payable	10,000	-
Total current liabilities	865,241	258,869

Long-term liabilities:
Convertible notes	210,000	100,000
Convertible notes, related party	546,690	-
Notes payable, long-term	425,000	-
Asset retirement obligation	204,562	94,442
Total long- term liabilities	1,386,252	194,442
Total liabilities	$2,251,493	$453,311

Commitments and contingencies	-	-

Redeemable convertible preferred stock; 700,000 Series A
shares designated, stated and liquidation value of $2.00 per share,
40,000 and 0 shares issued and outstanding	$80,000	$-

Stockholders’ (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 4.300,000 undesignated	-	-
Common stock, $0.001 par value; 70,000,000 shares authorized, 33,459,715 and 15,450,000 shares issued and outstanding	33,460	15,450
Additional paid-in capital	2,398,898	2,041,163
Deficit accumulated during the exploration stage	(3,715,375)	(2,251,935)
Total stockholders’ deficit	(1,283,017)	(195,322)
Total liabilities and stockholders’ deficit	$1,048,476	$257,989

See accompanying summary of accounting policies and notes to financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statements of Operations

	For the Years Ended		For the Period from October 5, 2005 (Inception) to
	February 28,		February 28,
	2011	2010	2011

Revenues	$-	$-	$-

Operating Expenses:
Exploration expenses	731,104	619,023	1,769,508
Depreciation expense	12,311	27,098	93,136
Impairment expense	-	25,129	25,129
General and administrative expense	619,671	295,485	1,721,078
Total operating expenses	1,363,086	966,735	3,608,851

Operating loss	(1,363,086)	(966,735)	(3,608,851)

Other Income (Expense)
Interest income	1,760	1,340	3,100
Interest expense	(102,114)	(3,755)	(109,624)
Total other income (expense)	(100,354)	(2,415)	(106,524)

Loss from operations	$(1,463,440)	$(969,150)	$(3,715,375)

Net loss per common share - basic and diluted	$(0.08)	$(0.06)

Weighted average number of common shares outstanding during the period – basic and diluted	18,093,840	15,450,000

See accompanying summary of accounting policies and notes to financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statement of Changes in Stockholders' (Deficit)
For the Period from October 5, 2005 (Inception) to February 28, 2011
			Additional	Deficit Accumulated during the	Total
	Common Stock		Paid In	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Inception (October 5, 2005)	7,500,000	$7,500	$(6,500)	$-	$1,000
Contributed capital	-	-	38,973	-	38,973
Net loss	-	-	-	(144,258)	(144,258)
Balance - February 28, 2006	7,500,000	7,500	32,473	(144,258)	(104,285)
Proceeds from the sale of common stock	7,950,000	7,950	292,050	-	300,000
Contributed capital	-	-	354,765	-	354,765
Net loss	-	-	-	(808,669)	(808,669)
Balance - February 28, 2007	15,450,000	15,450	679,288	(952,927)	(258,189)
Contributed capital	-	-	491,594	-	491,594
Net loss	-	-	-	(163,424)	(163,424)
Balance - February 29, 2008	15,450,000	15,450	1,170,882	(1,116,351)	69,981
Contributed capital	-	-	125,839	-	125,839
Net loss	-	-	-	(166,434)	(166,434)
Balance - February 28, 2009	15,450,000	15,450	1,296,721	(1,282,785)	29,386
Contributed capital	-	-	744,442	-	744,442
Net loss	-	-	-	(969,150)	(969,150)
Balance - February 28, 2010	15,450,000	15,450	2,041,163	(2,251,935)	(195,322)
Stock-based compensation	2,200,000	2,200	29,945	-	32,145
Notes payable converted into common stock	15,809,715	15,810	215,283	-	231,093
Contributed capital	-	-	112,507	-	112,507
Net loss	-	-	-	(1,463,440)	(1,463,440)
Balance - February 28, 2011	33,459,715	$33,460	$2,398,898	$(3,715,375)	$(1,283,017)

See accompanying summary of accounting policies and notes to financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statements of Cash Flows
			For the Period from
	For the Years Ended		October 5, 2005 (Inception) to
	February 28,	February 28,	February 28,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,463,440)	$(969,150)	$(3,715,375)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	12,311	27,098	93,136
Impairment	-	25,129	25,129
Stock-based compensation	32,145	-	32,145
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	598,817	219,690	840,632
Net cash used in operating activities	(820,167)	(697,233)	(2,724,333)
CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	(1,354)	(58,265)	(170,188)
Deposits for reclamation bonds	(110,120)	(27,328)	(142,869)
Purchase of mining rights and property	(15,000)	-	(15,000)
Net cash used in investing activities	(126,474)	(85,593)	(328,057)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes	185,000	-	185,000
Proceeds from convertible notes - related party	665,000	100,000	765,000
Contributed capital	112,507	682,749	1,806,427
Proceeds from issuance of common stock	-	-	301,000
Net cash provided by financing activities	950,507	782,749	3,057,427
Net increase (decrease) in cash	3,866	(77)	5,037
Cash at beginning of period	1,171	1,248	-
Cash at end of period	$5,037	$1,171	$5,037
SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION
Cash paid during year for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying summary of accounting policies and notes to financial statements.

Wildcat Mining Corporation (An Exploration Stage Company) Statements of Cash Flows
			For the Period from
	For the Years Ended		October 5, 2005 (Inception) to
	February 28,	February 28,	February 28,
	2011	2010	2011

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING
AND FINANCING ACTIVITIES:
Notes assumed for mining properties and rights	$450,000	$-	$450,000
AP assumed for mining properties and rights	$20,000	$-	$20,000
Note assumed for property and equipment	$10,000	$-	$10,000
Accrued interest converted into notes payable	$6,690	$-	$6,690
Notes payable and accrued interest converted into common stock	$231,093	$-	$231,093
Issuance of redeemable preferred stock for mining rights	$80,000	$-	$80,000
Accrued but unpaid mining properties and rights	$5,338	$9,216	$7,392
Increase in mining properties and rights and asset retirement obligations	$110,120	$89,021	$204,562
Contributed capital for reclamation bonds	$-	$61,693	$61,693

See accompanying summary of accounting policies and notes to financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Wildcat Mining Corporation (the “Company”) was incorporated on October 5, 2005 under the laws of the State of Nevada.

The Company is an exploration stage mining company which has been primarily involved in organizational and capital raising actives and acquisition of mineral claims.  The Company has claims in the California Mining District, La Plata County, Colorado which are known as the Idaho Property and the May Day Property.  The Company has not generated any revenues and to date, has focused its efforts on obtaining capital and the permits necessary to begin mining operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Estimates that are significant to the financial statements include those with respect to the value of stock-based compensation and transactions and management’s assessment of any impairment associated with long-lived assets.  Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Mineral Properties, Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition of mineral rights and claims are capitalized upon acquisition.   Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. The Company is in the process of obtaining required regulatory permits, the cost of which is expensed as incurred.   To determine if capitalized costs are in  excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs are based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets. As of February 28, 2011 and 2010, the Company had recorded no impairment charges related to its mining properties and rights.

Property and Equipment

Property and equipment are carried at cost, with depreciation provided on a straight-line basis over their estimated useful lives of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resulting gain or loss is included in net income (loss).  Assets of $25,129 were impaired for the year ending February 28, 2010.

Reclamation Bonds

The Company’s mining exploration and operations are subject to reclamation and remediation requirements.  Minimum standards have been established by various governmental agencies.  The Company is required to post bonds with the State of Colorado in an amount determined by the Division of Reclamation, Mining and Safety for reclamation of the Company’s mineral properties located within the state.   The liability for reclamation is classified as noncurrent based on the expected timing of expenditures and the bonds are backed by restricted cash deposits.

Asset Retirement Obligation

The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset   The liability is typically accreted to fair value at the end of each period through charges to operating expenses; however, in instances where a  reclamation bond has been posted there is no accretion of the related liability.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse.  The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change.  A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.  Interest and penalties associated with income taxes are included in selling, general and administrative expense.

With respect to any uncertain tax positions,  ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits.  The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.  As of February 28, 2011, the Company had not recorded any tax benefits from uncertain tax positions.

Concentration of Credit Risk

The Company maintains its cash balances in one financial institution.  Beginning December 31, 2010, all noninterest-bearing transaction accounts are now fully insured, regardless of the balance, by the FDIC.  At February 28, 2011, Wildcat had a cash balance of $5,037, of which all was insured.

Earnings Per Share Information

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS includes  the potential dilutive effect of common stock equivalents and other instruments convertible into shares of the Company’s common stock outstanding during the period using the treasury stock method for any stock options or warrants, and the ‘if converted’ method for any convertible debt or convertible preferred stock.  In periods when losses are reported, which is the case for all periods presented in these financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Fair Value of Financial Instruments

FASB ASC Topic 825 – Financial Instruments, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash, accounts payables and notes payable.  The Company believes the carrying value of cash and accounts payable approximates fair value given their short-term nature.  The Company believes the carrying value of its notes payable approximates fair value due to their secured nature and the relatively short-term to maturity

Subsequent Events

The Company follows the guidance in FASB ASC Topic 855-10-50 – Subsequent Events for the disclosure of subsequent events and evaluates subsequent events through the date when financial statements are available to be issued.

New Accounting Pronouncements

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, “Measuring Liabilities at Fair Value”, ASU 2009-05 provides guidance on measuring the fair value of liabilities and is effective for the first interim or annual reporting period beginning after its issuance.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10.

The FASB’s objective is to improve these disclosures and thus, increase transparency in financial reporting. The ASU is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Early application is permitted.

The Company does not expect adoption of the new accounting pronouncements to have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

In the course of the Company’s permitting approval and mining activities, the Company has sustained losses and expects such losses to continue unless and until the Company can achieve net operating revenues.  Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company currently has no revenue from operations and has incurred cumulative net losses of $3,715,375 since its inception.

The Company expects to finance its operations primarily through its existing cash and future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because it will be required to obtain additional capital in the future to continue its operations and there is no assurance that the Company will be able to obtain such capital, through equity or debt financings, or any combination thereof, whether on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations would be materially negatively impacted. The Company’s ability to complete additional offerings is dependent on the state of the debt and equity markets at the time of any proposed offering and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of the Company’s business and permitting activities, which cannot be predicted.

The uncertainty about the Company’s ability to successfully resolve these factors raises substantial doubt about the Company's ability to continue as a going concern.  The financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which implies the Company will continue to meet its obligations and continue its operations for the next twelve months. Realization values may be substantially different from carrying values as shown and the Company’s financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INVESTMENT IN MINING PROPERTIES AND RIGHTS

On February 8, 2011, James M. Clements, a director and chairman of the board of directors of the Company, conveyed his rights to all mining claims and property interests in the California Mining District of La Plata County, Colorado (such property commonly known as the “Idaho Property”) for 80,000 shares of the Company’s Series A Preferred Stock valued at its stated value, or $80,000, and the Company’s assumption of an underlying note payable in the amount of $425,000 to an unrelated party.  In addition, the Company agreed to pay the note holder $20,000 loan modification fees and interest totaling $8,286 before March 21, 2011 and issued a $25,000 secured convertible note which is convertible into 25,000 shares of owner’s Series A preferred stock.  The Company capitalized a total of $550,000 related to the acquisition of the rights associated with the Idaho Property.

On June 1, 2006, the Company entered into a ten year mining lease for patented mining claims and improvements for property interests in the Sneffels Mining District, Ouray County, Colorado (such property commonly known as the “Mayday Mine”).  The mining lease will be extended beyond ten years, for an indefinite period, as long as there is continuous mining, production and/or development on the site, with no lapse in activity for more than 365 consecutive days.  The lease agreement states that no work is required at the site during the first five years, and then a minimum amount must be spent for exploration, development, mining or related operations to benefit the mining properties.  Those amounts are $15,000 during the sixth year, $20,000 during the seventh year and $30,000 for each year thereafter.

The Mayday lease also accrues royalty payments in advance of production based on a formula which is adjusted by the United States Department of Labor Consumer Price Index for All Urban Consumers.  (“CPI-U”), with the base month of June, 2006.  The accrued royalty is $7,392 and $ 17,054 as of February 28, 2011 and 2010, respectively.

NOTE 5 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at:

	Estimated	February 28,
	Useful Live	2011	2010
Machinery and equipment	5	$156,044	$134,044
Computer equipment	3	1,354	-
Vehicles	5	8,000	8,000
Furniture	5	14,790	14,790
		180,188	156,834
Less: accumulated depreciation and impairment		(118,265)	(105,954)
		$61,923	$50,880

Depreciation and impairment expense totaled $12,311 and $52,227 for the years ended February 28, 2011 and 2010, respectively.

NOTE 6 – DEBT

Fiscal Year ended February 28, 2010

Related Party Convertible Notes

In November 2009, the Company issued a $100,000 secured convertible promissory note (the “November 2009 Note”) to an affiliate of an officer and director of the Company.  The November 2009 Note accrued interest at 12% per annum, was secured by all of the Company’s assets and payment of principal and interest was personally guaranteed by James M. Clements, a director and shareholder in the Company, who also pledged all of his shareholdings in the Company as security under the November 2009 Note.  Upon the occurrence of certain events, the November 2009 Note would be automatically converted into shares of the Company’s common stock and principal, together with accrued interest, was due on the maturity date of November 10, 2010.

Fiscal Year ended February 28, 2011

Related Party Convertible Notes

On May 7, 2010, the holder of the November 2009 Note loaned an additional $100,000 to the Company and on May 21, 2010, this loan and the November 2009 Note , together with accrued interest of $6,690, were consolidated into a new note with a principal balance of $206,690 (the “May 2010 Note”).

Also during the year ended February 28, 2011, the Company issued a series of secured convertible notes totaling $340,000 to certain officers, directors and affiliates of the Company (the “2011 Notes”).

The May 2010 Note and the 2011 Notes accrue interest at 12% per annum, are secured by all of the Company’s assets and payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who also pledged all of his shareholdings in the Company as security under the May 2010 Note and the 2011 Notes.  At any time at the holder’s option, the May 2010 Note and the 2011 Notes were convertible, in whole or in part, into the Company’s common stock.  Additionally, in the event the Company produced 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the original maturity date of May 21, 2011, the May 2010 Note and the 2011 Notes would automatically convert into shares of the Company’s common stock.

In October and November 2010, the Company issued a series of convertible promissory notes totaling $200,000 to certain officers and directors of the Company.  These notes were payable on demand, accrued interest at 12% per annum and convertible at any time at the holder’s discretion into a number of shares of the Company’s common stock equal to 42% of the then total issued and outstanding shares of the Company.  In February 2011, these notes, together with accrued interest of $5,833, were converted into 14,053,080 shares of the Company’s common stock, or a conversion rate of $0.0142 per share.

In January 2011, the Company issued a series of convertible promissory notes totaling $24,999 to certain officers and directors of the Company.  These notes were payable on demand, accrued interest at 12% per annum and convertible at any time at the holder’s discretion into a number of shares of the Company’s common stock equal to 1.75% of the then total issued and outstanding shares of the Company.  In February 2011, these notes, together with accrued interest of $210, were converted into 1,756,635 shares of the Company’s common stock, or a conversion rate of $0.0142 per share.

In February 2011, the terms of the May 2010 Note and the 2011 Notes were amended to extend the Maturity Date to May 31, 2012, and to amend the conversion feature to provide for the conversion of principal and accrued interest into shares of the Company’s Series A Preferred stock at the rate of $1.00 per share.    At February 28, 2011, the May 2010 Note and the 2011 Notes, together with accrued interest, were convertible into 298,747 Series A Preferred Shares.

Third Party Convertible Notes

During the year ended February 28, 2011, the Company issued a total of $185,000 of secured convertible promissory notes (the “June Notes”) to six investors.  The June Notes are secured by all of the Company’s assets and accrue interest at 12% per annum.  The payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who has also pledged all of his shareholdings in the Company as security under the June Note agreements.   Principal and interest was originally due on May 21, 2011 (the “Maturity Date”).  At any time at the holder’s option, the June Notes were convertible, in whole or in part, into the Company’s common stock.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the Maturity Date, the June Notes would automatically convert into shares of the Company’s common stock.

In February 2011, the terms of the June Notes were amended to extend the Maturity Date to May 31, 2012, and to amend the conversion feature to provide for the conversion of principal and accrued interest into shares of the Company’s Series A Preferred stock at the rate of $1.00 per share.    At February 28, 2011, the June Notes, together with accrued interest, were convertible into 100,574 Series A Preferred Shares.

In February 2011, the Company also issued a $25,000 secured convertible promissory note to the lender and that accrues interest at 12% per annum, is secured by all of the Company’s assets, and payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who also pledged all of his shareholdings in the Company as security under the note.  At any time at the holder’s option, the note is convertible, in whole or in part, into the Company’s Series A Preferred Shares at a conversion rate of $1.00 per share.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the original Maturity Date of May 31, 2012, the note will automatically convert into Series A Preferred Shares.

Third Party Notes

During the fiscal year ended February 28, 2011, the Company assumed a $425,000 promissory note of a director and officer in connection with the assignment by that director and officer of certain mineral rights and claims to the Company.   The mineral rights and claims secure the promissory note.  Upon assumption by the Company, the terms of the promissory note were modified to provide for a 7.6% annual interest rate, monthly interest payments of $2,763 beginning April 2011 and the payment of principal, together with any accrued and unpaid interest, in full on the maturity date of February 2014.  The modified terms also required the Company to make an initial payment to the lender of $8,286 in March 2011.  The Company paid the lender a total of $20,000 as consideration for the modifications to the promissory note, which was capitalized as mining properties.

The Company also owes a vendor $10,000 pursuant to a note agreement.  The amount is unsecured, non-interest bearing and due by July 2011.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company has no leases other than those described in Note 4.

Scheduled maturities of note and other debt obligations are summarized in the following table:

Fiscal year 2012	$10,000
Fiscal year 2013	756,690
Fiscal year 2014	425,000
Fiscal year 2015	-
Fiscal year 2016	-
Thereafter	-
Total	$1,191,690

From time to time, the Company may become involved in lawsuits and legal proceedings that arise in the ordinary course of business. The Company is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse affect on its business, financial condition, operating results, or cash flows.

NOTE 8 – TAXES

Reconciliation between actual tax expense (benefit) and income taxes computed by applying the U.S. federal income tax rate and state income tax rate to income from continuing operations before income taxes is as follows:

	February 28, 2011	February 28, 2010
Computed at U.S. and state statutory rates (34%)	$(497,570)	$(329,511)
Permanent differences (non-deductible)	591	432
Changes in valuation allowance	496,979	329,079
Total	$-	$-

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities are presented below:

Deferred tax assets:
Net operating loss carryforwards	$1,145,058	$675,387
Interest	19,345	1,258
Depreciation	5,126	6,835
Consulting	95,929	81,600
Total Deferred Tax Assets	1,262,058	765,080

Less valuation allowance	(1,262,058)	(765,080)
Total	$-	$-

At February 28, 2011, Wildcat Mining Corporation had estimated net operating loss carryforwards for federal and state income tax purposes of approximately $3,357,818 which will begin to expire, if unused, beginning in 2027.  The valuation allowance increased approximately $496,979 and $329,079 for the years ended February 28, 2011 and 2010, respectively.

The above estimates are based upon management’s decisions concerning certain elections which could change the relationship between net income and taxable income.  Management decisions are made annually and could cause the estimates to vary significantly.

NOTE 9 – REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK

In February 2011, the Company amended its Articles of Incorporation to allow for the issuance of up to 5,000,000 shares of preferred stock with a par value of $0.001 per share.  Of the authorized shares of preferred stock, the Company designated 700,000 shares as Series A Preferred Stock (“Series A Preferred Stock”).

The Series A Preferred Stock has a stated and liquidation value of $2 per share and, at the election of the holder, is convertible at any time into shares of the Company’s common stock at a rate of $0.028018767 per share.  The Series A Preferred Stock will automatically convert into common shares if (i) a majority of the holders of the then outstanding Series A Preferred Stock elect to convert their shares into common stock, or (ii) on or before October 31, 2015, the Company sells common stock in a Qualified Initial Public Offering (as such term is defined in the amended Articles of Incorporation) with net proceeds to the Company (after underwriting and other expenses) of not less than $2,000,000.

The conversion rate is adjustable in certain instances, including for stock splits, stock dividends and similar capital transactions.  Additionally, the conversion rate may be changed by the Board of Directors to protect the holders of the Series A from future dilutive events, provided the number of common shares issuable does not decrease and the conversion price does not increase.

The Series A Preferred Shares are redeemable at any time after October 31, 2015, but before the closing of a Qualified Initial Public Offering, upon the receipt by the Company of a written request from holders of not less than a majority of the Series A Preferred Shares.  The Series A Redemption Price is the greater of the stated liquidation value of $2.00 per share or the fair value of the Series A Preferred Shares as determined by the Board of Directors.  If the Company does not have the funds on hand to redeem all of the Series A Preferred Shares, the redemption will be made ratably among the holders and when additional funds are available, the Company is required to use those funds to redeem any remaining Series A Preferred Shares that remain outstanding at the then effective Series A Redemption Price.

The terms of the Series A Preferred Stock also limit the ability of the Company, without the prior approval of a majority of the holders of the Series A Preferred Stock, to take certain actions.  These terms includes limits on the ability of the Company to increase or decrease the aggregate number of authorized shares of Series A Preferred Stock (other than an increase pursuant to a stock split), to authorize or issue  any other equity security having any rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock, or to create or reclassify any obligation or security convertible into or exchangeable for, or having any options rights to purchase, any such equity security.

Dividends are declarable and payable at the discretion of the Company’s Board of Directors.

During February 2011, the Company issued 40,000 shares of Series A Preferred stock to James M. Clements, a director and shareholder in the Company, for, among other things, the assignment of certain mineral claims and properties.  The shares were valued at the stated liquidation value, or $80,000.

NOTE 10 – EQUITY

On May 20, 2010, the Company’s Board of Directors approved a 15 for 1 forward stock split (the “Forward Split”) of the Company’s common stock in the form of a stock dividend.  All share and per share information has been retroactively adjusted to reflect the Forward Split.  The par value of the Company’s common stock was unchanged by the Forward Split.

On February 3, 2011, the Articles of Incorporation were amended to increase the total shares authorized to 150,000,000 shares, including 140,000,000 common shares with a par value of $0.001.

Common stock

On October 5, 2005 (inception), the Company issued 7,500,000 shares of common stock for $1,000.

During the year ended February 28, 2007, the Company issued 7,950,000 shares of common stock for cash of $300,000.

On May 20, 2010, the Company issued 1,200,000 shares of common stock to two directors for director services valued at $17,534.

On May 20, 2010, the Company issued 1,000,000 shares to a consultant for a non-exclusive consulting and advisory services valued at $14,611.

In January 2011, and pursuant to three convertible promissory notes, $25,260 of debt and accrued interest was converted to 1,756,635 shares of common stock.

In January 2011, four notes totaling $200,000, together with accrued interest of $5,833, were converted to 14,053,080 shares of common stock.

Contributed Capital

During the year ended February 28, 2006, the Company’s existing stockholders paid certain expenses and accounts payable totaling $38,973 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2007, the Company’s existing stockholders paid certain expenses and accounts payable totaling $354,765 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2008, the Company’s existing stockholders paid certain expenses and accounts payable totaling $491,594 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2009, the Company’s existing stockholders paid certain expenses and accounts payable totaling $125,839 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2010, the Company’s existing stockholders paid certain expenses and accounts payable totaling $744,442 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2011, the Company’s existing stockholders paid certain expenses and accounts payable totaling $112,507 on behalf of the Company.  No shares were issued in exchange for this capital contribution.

NOTE 11 – SUBSEQUENT EVENTS

In March 2011, the Company issued three convertible promissory notes totaling $32,500 to certain officers and directors (or their affiliates) of the Company.  The notes bore interest at 12% per annum and were due upon demand.  The notes’ principal, together with interest, was convertible into shares of the Company’s common stock at the discretion of the holders.  Also in March 2011, the principal amount of the notes, together with accrued interest, was converted into a total of 2,452,782 shares of the Company’s common stock, or a conversion rate of approximately $0.014 per share.

On March 21, 2011, the Company entered into a Loan Agreement to borrow $120,000 with an interest rate of 12% per annum, to mature on November 30, 2011.  The loan is secured by a Deed of Trust on the Idaho Property.  The lien is second to that Deed of Trust dated November 29, 2006 in favor of the Old Idaho Mining Company.  The agreements consist of three subordinated promissory notes to three lenders which total $120,000.

On April 8, 2011, Scott Williams resigned as a member of the Board of Directors and Randall Oser was appointed to the Board.  On April 26, 2011 the Board of Directors approved the sale of 1,000,000 shares of common stock to Mr. Oser for $20,000, or $0.02 per share.

Effective May 1, the Company entered into employment agreements with three officers wherein each officer would accrue a base salary of $7,500 per month, to be paid only when the Company is in production and profitable.

On May 3, 2011, the Company issued a convertible promissory note totaling $60,000 to a director of the Company. The payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who has also pledged all of his shareholdings in the Company as security under the note agreement.   Principal and interest is due on May 31, 2012.  At any time at the holder’s option, the note is convertible, in whole or in part, into shares of the Company’s Series A Preferred stock at the rate of $2.00 per share.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to May 31, 2012, the note would automatically convert into shares of the Company’s Series A Preferred stock.

On May 16, 2011, the Company received $300,000 from three individuals under the terms of its $1,250,000 private debt offering memorandum, dated February 11, 2011.  The debt bears interest at 12% per annum, is convertible into Series A Preferred Stock and matures on May 31, 2012.

On May 24, 2011, two of the lenders who participated in the March 21, 2011 Loan Agreement loaned the Company an additional $40,000 under the same terms discussed above.

The Company evaluated subsequent events through August 29, 2011, the date the financial statements were available to be issued, and determined there were no other significant events to report.

NOTE 12 – REVERSE STOCK SPLIT

On October 6, 2011, the Company’s Board of Directors approved a 1 for 2 reverse stock split (the “Reverse Split”) of the Company’s common and preferred stock and reduced the authorized number of common and preferred shares from 140,000,000 and 10,000,000 to 70,000,000 and 5,000,000, respectively. All share and per share information has been retroactively adjusted to reflect the Reverse Split.  The par value of the Company’s common and preferred stock was unchanged by the Reverse Split.